UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 30, 2025 (July 29, 2025)

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices) (Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2025, OneMain Holdings, Inc. (“OMH,” “we,” “us” or “our”), as a guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with OneMain Finance Corporation, a direct subsidiary of OMH (“OMFC”), as the issuer, and Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by OMFC of $750.0 million aggregate principal amount of OMFC’s 6.125% Senior Notes due 2030 (the “Notes”) in an underwritten public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). The offering is expected to close on August 12, 2025, subject to satisfaction of customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by each of OMFC and OMH. It also provides for customary indemnification by each of OMFC, OMH and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

OMFC intends to use the net proceeds from this offering to redeem all of its outstanding 9.000% Senior Notes due 2029; any additional proceeds following the redemption will be used for general corporate purposes, which may include additional debt repurchases and repayments. This Current Report on Form 8-K is not a notice of redemption or a solicitation of an offer for the 9.000% Senior Notes due 2029.

Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, our subsidiaries or our affiliates, including OMFC. They have received, or may in the future receive, customary fees and commissions for these transactions. Some of the underwriters and their affiliates have entered into, and may in the future enter into, financing arrangements (including offerings of asset-backed notes) in which they act as initial purchaser or serve as lender to us, our subsidiaries or our affiliates, including OMFC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
*1.1
Underwriting Agreement, dated as of July 29, 2025, among OneMain Finance Corporation, OneMain Holdings, Inc., and Wells Fargo Securities, LLC, as representative of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

By:	/s/ Jeannette E. Osterhout
Name:	Jeannette E. Osterhout
Title:	Executive Vice President and Chief Financial Officer

Date: July 30, 2025